EXHIBIT 99.3

UnitedGlobalCom, Inc.

Class A Common Stock
Proxy for Special Meeting of Stockholders
to be held on June 14, 2005

UnitedGlobalCom, Inc.’s Special Meeting will be held at 10:00 A.M. local time on June 14, 2005 at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado.

Your vote is important. Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you vote your shares as soon as possible using one of three convenient methods: over the phone, over the Internet or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

[LGICM-UNITEDGLOBALCOM, INC.] [FILE NAME: ZLGI22.ELX] [VERSION — (4)] [05/02/05] [orig. 04/29/05]

DETACH HERE	ZLGI22

PROXY
UnitedGlobalCom, Inc.
CLASS A COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Michael T. Fries, Frederick G. Westerman III, and Valerie L. Cover or any one of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Special Meeting (the “Special Meeting”) of Stockholders of UNITEDGLOBALCOM, INC. (the “Company”) to be held on June 14, 2005, and at any adjournments or postponements thereof, and to vote thereat all of the shares of Class A Common Stock of the Company held of record by the undersigned at 5:00 p.m., New York City time on May 3, 2005, with all the power that the undersigned would possess if personally present, as designated on the reverse side.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 1 (ADOPTION OF THE AGREEMENT AND PLAN OF MERGER). IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS RECOMMENDATION.

      This proxy revokes all previous proxies with respect to the Special Meeting and may be revoked prior to exercise. Receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus relating to the Special Meeting is hereby acknowledged.

      PLEASE SIGN ON THE OTHER SIDE AND RETURN PROMPTLY TO UNITEDGLOBALCOM, INC., C/O EQUISERVE, P.O. BOX 859208, BRAINTREE, MA 02185-9208. IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, OR SIGN AND RETURN A PROXY CARD, OR ATTEND THE SPECIAL MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

UnitedGlobalCom, Inc.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-lnternet Log on to the Internet and go to http://www.eproxyvote.com/ucoma

OR

Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

[LGICM-UNITEDGLOBALCOM, INC.] [FILE NAME: ZLGI21.ELX] [VERSION — (2)] [05/02/05] [orig. 04/29/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZLGI21

☒	Please mark votes as in this example.	#LGI

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

FOR	AGAINST	ABSTAIN
PROPOSAL NO. 1: AGREEMENT AND PLAN OF MERGER: Adoption of the Agreement and Plan of Merger, dated as of January 17, 2005, among Liberty Media International, Inc., the Company, Liberty Global, Inc., Cheetah Acquisition Corp. and Tiger Global Acquisition Corp.
☐	☐	☐

Reserved for Harvest sequence numbers

********AUT0** 5–DIGIT 01923
01-000111-000000-000023-000250115
THIS SPACE RESERVED FOR
NAME
ADDRESS
AND OTHER INFORMATION

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATION, MERELY SIGN BELOW, NO BOXES NEED TO BE CHECKED.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Signature:	Date:	Signature:	Date: